SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 19, 2004

SMURFIT-STONE CONTAINER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-23876 (Commission File Number)	43-1531401 (I.R.S. Employer Identification No.)
	150 North Michigan Avenue Chicago, Illinois (Address of principal executive offices)	60601 (Zip Code)
(312) 346-6600 (Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Item 5.                    Other Events.

On March 19, 2004, Smurfit-Stone Container Corporation issued a press release announcing that it expects a first quarter 2004 loss of approximately $0.22 - $0.25 per diluted share.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 7.                    Financial Statements and Exhibits.

(C)                                Exhibits:

99.1         Press Release dated March 19, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMURFIT-STONE CONTAINER CORPORATION

Dated: March 19, 2004	By:	/s/ Craig A. Hunt
	Name:	Craig A. Hunt
	Title:	Vice President, Secretary and General Counsel

Exhibit Index

Exhibit No.                             Description

99.1                                                           Press Release dated March 19, 2004.